Exhibit 99.1
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                                              NEWS RELEASE FOR IMMEDIATE RELEASE
                                                   For More Information Contact:
                                                            Timothy Kasmoch, CEO
                                                 info@nviro.com   (419) 535-6374
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 N-VIRO INTERNATIONAL ANNOUNCES PROPERTY PURCHASE AGREEMENT FOR MAHONING VALLEY
                              N-VIRO FUEL PROJECT

   N-VIRO ANTICIPATES CONSTRUCTION OF THE FIRST N-VIRO FUEL PROCESSING PLANT

TOLEDO,  OH,  WEDNESDAY,  AUGUST  5,  2009 - N-Viro International Corp. (OTC BB:
NVIC.OB) ("N-Viro"), an environmental and materials operating company that owns patented technologies to convert various types of waste into beneficial reuse products, including the renewable biofuel N-Viro Fuel and N-Viro Soil , has announced an agreement between its related entity Mahoning Valley N-Viro and CASTLO Community Improvement Corporation, for the purchase of approximately six
(6) acres for the construction of an N-Viro Fuel facility in Struthers, Ohio. With this Letter of Intent, all necessary engineering has commenced to allow for Mahoning Valley N-Viro to submit required permit applications with the State of Ohio EPA ("OEPA") office. The closing of the Agreement is contingent upon successful permitting and completed financing.

Timothy R. Kasmoch, CEO and President of N-Viro said "We are pleased with the progress of this exciting project. Together with our partner, SouthSide
Environmental, we have made considerable progress in this project and look forward to commencing operations. Because of this agreement we can now begin permitting the first N-Viro Fuel facility. We anticipate permit approval from the OEPA and expect construction to begin this year with the expected opening of this facility in mid-2010."

Mr. Kasmoch continued, "We have enjoyed and sincerely appreciate all of the support of both Mayor Terry Stocker as well as CASTLO in this process, as we worked cooperatively to bring this facility to Struthers. Their assistance in this effort has been crucial to our commitment to locate in Struthers."

ABOUT  N-VIRO  INTERNATIONAL  (WWW.NVIRO.COM)
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N-Viro  International  is  an environmental and materials operating company that owns patented technologies to convert various types of waste into beneficial alternative fuel products, including the renewable biofuel N-Viro Fuel and the N-Viro Soil. Its renewable biofuel technology, N-Viro Fuel , has received alternative energy status from the U.S. Environmental Protection Agency, which qualifies the technology for renewable energy incentives. N-Viro International operates processing facilities independently as well as in partnership with municipalities.

Special  Cautionary  Note  Regarding  Forward-Looking  Statements
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The  Company  cautions  that  words  used  in  this  document such as "expects,"
"anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to differ materially from those described herein. For example, while the Company expects business

                                     -more-

expansion projects to begin in an estimated time frame, such expectations are subject to adverse economic conditions and other factors outside of the Company's control. Further, the Company's ability to increase capabilities and expand capacity is subject to the ability of the Company or its partners to access sufficient capital to pay for this expansion, which will further depend on, among other factors, market acceptance. Our ability to achieve profitability of these projects could be negatively impacted if there is a lack of an adequate supply of waste or expenses increase above the Company's expectations - including fuel and transportation costs, labor costs and costs relating to the treatment and processing of the biosolids and creation of the N-Viro Soil or N-Viro Fuel. In addition, while the Company believes that trends in "greener" energy solutions are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing products and other alternative energy source. All of these factors, and other factors, will affect the profitability of the Company. Additional information about these and other factors that may adversely affect these forward-looking statements are contained in the Company's reports, including its Annual Report on Form 10-K for the year ended December 31, 2008 and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.